UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2017 (October 24, 2017)

QUOTIENT LIMITED

(Exact Name of Registrant as Specified in Charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

B1, Business Park Terre Bonne,

Route de Crassier 13,

1262 Eysins, Switzerland

(Address of Principal Executive Offices)

001-44-131-445-6159

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2017, Quotient Limited (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with the subscribers identified on the signature pages thereto (the “Subscribers”) for the private placement (the “Private Placement”) of (i) 7,874,683 newly issued ordinary shares, of nil par value, of the Company at a subscription price of $4.64 per share (the “New Ordinary Shares”), which is equal to the closing bid price of the ordinary shares on NASDAQ on October 24, 2017, (ii) newly issued warrants (the “New Warrants”) of the Company, at a purchase price of $0.125 per underlying warrant share, exercisable for up to 8,414,683 ordinary shares at an exercise price of $5.80 per ordinary share (“New Warrant Shares”), and (iii) newly issued pre-funded warrants of the Company (the “Pre-Funded Warrants” and, together with the New Warrants, the “Warrants”) at a purchase price of $4.755 per underlying pre-funded warrant share, exercisable for up to 550,000 ordinary shares at an exercise price of $0.01 per ordinary share (“Pre-Funded Warrant Shares” and, together with New Warrant Shares, the “Warrant Shares” and, together with New Ordinary Shares, the “Shares”). Affiliates of the Company, including Galen Partners LLP (“Galen”), the Company’s largest shareholder, and certain officers and directors of the Company, are purchasing, in the aggregate, 526,758 New Ordinary Shares and 526,758 New Warrants in the Private Placement.

The Subscription Agreements contain representations, warranties and covenants that are customary for transactions of this type. The New Ordinary Shares and Warrants sold in the Private Placement are expected to be delivered to the Subscribers on or about October 26, 2017, subject to the satisfaction of customary closing conditions.

The Warrants will be immediately exercisable upon issuance. The New Warrants will expire on July 31, 2018 and the Pre-Funded Warrants will expire on October 26, 2020. Subject to certain exceptions, a holder of the Warrants will not have the right to exercise any portion of such securities if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of the Company’s ordinary shares outstanding immediately after the exercise. The exercise price of the Warrants, and in some cases the number of Warrant Shares issuable upon exercise of the Warrants, will be subject to adjustment in the event of share splits, share dividends, combinations, rights offerings and similar events affecting the Company’s ordinary shares. In addition, in the event the Company consummates a merger or consolidation with or into another person or other reorganization event in which the Company’s ordinary shares are converted or exchanged for securities, cash or other property, or the Company sells, leases, licenses or otherwise disposes of all or substantially all of its assets or the Company or another person acquires 50% or more of the outstanding ordinary shares, then following such event, the holders of the Warrants will be entitled to receive upon exercise of such Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Any successor to the Company or surviving entity shall assume the obligations under the Warrants.

The holders of the Warrants must surrender payment in cash of the aggregate exercise price of the Warrant Shares being acquired upon exercise of the Warrants. No fractional shares will be issued in connection with the exercise of the Warrants. In lieu of fractional shares, the Company will round up to the next whole share.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated October 24, 2017, with the Subscribers (the “Registration Rights Agreement”) pursuant to which it has agreed to file, within 15 days of the closing of the Private Placement, a registration statement with the Securities and Exchange Commission (the “SEC”) to register the Shares and the New Warrants for resale, which registration statement is required to become effective within 45 days following the closing. The Company will be required to pay certain cash amounts as liquidated damages of one percent (1%) of the aggregate purchase price of the New Ordinary Shares and Warrants that are registrable securities per month (up to a cap of 10% of the aggregate subscription price of the New Ordinary Shares and Warrants) if it does not meet certain of its obligations under the Registration Rights Agreement with respect to the registration of the Shares and the New Warrants.

On October 25, 2017, the Company issued a press release announcing the signing of the Subscription Agreements and Registration Rights Agreement. A copy of the press release is attached to this report as Exhibit 99.1, and is incorporated herein by reference. The Registration Rights Agreement, the form of New Warrant, the form of Pre-Funded Warrant, and the form of Subscription Agreement are attached hereto as Exhibits 4.1, 4.2, 4.3, and 10.1, respectively, and are incorporated herein by reference.

The foregoing descriptions of the Registration Rights Agreement, the Subscription Agreements, the New Warrants and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Registration Rights Agreement, the form of Subscription Agreement, the form of New Warrant and the form of Pre-Funded Warrant attached hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

The aggregate offering price of the New Ordinary Shares and Warrants to be sold in the Private Placement is approximately $40.2 million.

The sale of the New Ordinary Shares and Warrants has not been, and the sale of the Warrant Shares issuable upon exercise of the Warrants by the Subscribers will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The New Ordinary Shares and the Warrants have been, and the Warrant Shares issuable upon exercise of the Warrants by the Subscribers, will be sold to accredited investors in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Shares and Warrants may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. Each of the Subscribers in the Private Placement represented that it was an accredited investor as defined in Regulation D and that it was acquiring the New Ordinary Shares and Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. With respect to the New Ordinary Shares, appropriate stop transfer orders will be provided to the transfer agent for the ordinary shares, and, with respect to the Warrants, appropriate legends will be affixed to the certificates evidencing the Warrants. Upon exercise, each holder of Warrants will represent that it is an accredited investor as defined in Regulation D and that it is acquiring the Warrant Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and either appropriate legends will be affixed to the certificates evidencing the Warrant Shares, or stop transfer ordered implemented with respect to the Warrant Shares, as applicable.

Item 7.01	Regulation FD Disclosure.

On October 25, 2017, the Company issued a press release announcing blood grouping concordance data from the Company’s MosaiQ verification and validation studies. A copy of the press release is furnished with this Current Report as Exhibit 99.2.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01	Other Events.

On October 24, 2014, Quotient Biodiagnostics Group Limited, a company for which Deidre Cowan (the spouse of the Chairman and Chief Executive Officer of the Company) exercises sole voting and dispositive power, instructed the administrator of its previously announced Rule 10b5-1 trading plan (the “Plan”) to terminate the Plan. The Plan will be terminated no later than two business days after the receipt of the notice of termination in accordance with the terms and conditions of the Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated October 24, 2017, by and among Quotient Limited and the Subscribers named therein.

4.2	Form of New Warrant.

4.3	Form of Pre-Funded Warrant.

10.1	Form of Subscription Agreement, dated October 24, 2017, by and among Quotient Limited and the Subscribers named therein.

99.1	Press Release, dated October 25, 2017.

99.2	Press Release, dated October 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

Date: October 25, 2017	By:	/s/ Paul Cowan
Paul Cowan Chief Executive Officer